Exhibit 10.5

August 23, 2019

KemPharm, Inc.

1180 Celebration Boulevard, Suite 103

Celebration, FL 34747

Re:       Amendment to Facility Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Facility Agreement, dated as of June 2, 2014 (as the same may have been previously or in the future be amended, modified, restated or otherwise supplemented from time to time, the “Facility Agreement”), by and between KemPharm, Inc., a Delaware corporation (the “Company”), and Deerfield Private Design Fund III, L.P. (the “Lender”). Capitalized terms used herein which are defined in the Facility Agreement, unless otherwise defined herein, shall have the meanings ascribed to them in the Facility Agreement. The Company and the Lender desire to amend the Facility Agreement on the terms set forth in this letter agreement (this “Letter”).

The Facility Agreement obligated the Company to pay to the Lender (i) $3,333,333.33 of the outstanding principal amount of the Senior Secured Convertible Note (the “2019 Principal Payment”) and (ii) accrued and unpaid interest on the entire principal amount of the Senior Secured Convertible Note (the “June 2019 Interest Payment”), in each case, on June 3, 2019. The Company and the Lender entered into letter agreements, dated as of June 3, 2019, June 17, 2019, June 24, 2019, June 28, 2019, July 15, 2019, July 31, 2019, August 9, 2019 and August 23, 2019, which extended the due date for the June 2019 Principal Payment and the June 2019 Interest Payment from June 3, 2019 to June 17, 2019, June 24, 2019, June 28, 2019, July 12, 2019, July 31, 2019, August 9, 2019, August 16, 2019 and August 23, 2019, respectively. Effective upon the execution and delivery of this Letter by the Company and the Lender, the Facility Agreement is hereby amended to provide that the due date for payment of the 2019 Principal Payment and the June 2019 Interest Payment shall be extended from the date hereof to August 30, 2019; provided, that the foregoing shall not limit the rights of the Lender under Section 5.4 or Section 5.5 of the Facility Agreement.

Except as expressly set forth herein, (i) the Facility Agreement and the other Transaction Documents remain unchanged and in full force and effect, (ii) this Letter shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provision of the Facility Agreement or any other Transaction Document or to be a waiver of any Default or Event of Default under the Facility Agreement or any other Transaction Document, whether arising before or after the date hereof or as a result of the transactions contemplated hereby, and (iii) this Letter shall not preclude the future exercise of any right, remedy, power or privilege available to the Lender, whether under the Facility Agreement, any other Transaction Document or otherwise, and shall not be construed or deemed to be a satisfaction, novation, cure, modification, amendment or release of the Obligations, the Facility Agreement or any other Transaction Document (or any other liability or obligation thereunder) or establish a course of conduct with respect to future requests for amendments, modifications or consents.

The Company hereby reaffirms, confirms and ratifies its obligations and liabilities set forth in the Facility Agreement and the other Transaction Documents, all of which shall remain in full force and effect, as modified by this Letter.

This Letter (i) is a Transaction Document and constitutes the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, with respect thereto are expressly superseded hereby, and (ii) shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. This Letter may be executed in counterparts (which taken together shall constitute one and the same instrument) and by facsimile or other electronic transmission, which facsimile or other electronic signatures shall be considered original executed counterparts.

This Letter, and disputes concerning the interpretation, enforceability, performance, breach, termination or validity of all or any portion of this Letter, shall be governed by the laws of the State of New York without giving effect to any laws, rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York.

[Signature pages follow]

Very truly yours,

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By: Deerfield Mgmt III, L.P., its General Partner

By: J.E. Flynn Capital III, LLC, its General Partner

By:       /s/ David Clark

Name: David Clark

Title:   Authorized Signatory

Acknowledged and Agreed To

as of the date set forth above

KEMPHARM, INC.

By:       /s/ R. LaDuane Clifton

Name: R. LaDuane Clifton

Title:   CFO